United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2017

NorthWest Indiana Bancorp
(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue Munster, Indiana 46321
(Address of principal executive offices)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2017, NorthWest Indiana Bancorp (the “Bancorp”) and its bank subsidiary, Peoples Bank SB (the “Bank”), entered into an Employment Agreement (the “Employment Agreement”) with Mr. Benjamin J. Bochnowski, the President and Chief Executive Officer of the Bancorp and the Bank. Following is a description of the material terms of the Employment Agreement.

Mr. Bochnowski’s Employment Agreement is effective as of August 1, 2017. Under the Employment Agreement, Mr. Bochnowski shall serve as the President and Chief Executive Officer of the Bancorp and the Bank for a base salary of $310,500.00 per year, subject to increases awarded by the Board of Directors and possible decreases before a change of control of the Bancorp or the Bank based on operating results or if the Bancorp or the Bank makes similar decreases in the base salaries of its other executive officers. The term of the Employment Agreement is for one year, which will be automatically renewed for additional one-year periods unless written notice of non-renewal is delivered by either party at least 60 days prior to the end of the initial or renewal term. Mr. Bochnowski also is eligible to receive an annual cash performance bonus as may be set by the Board, he will be eligible to participate in any equity-based incentive compensation plan or program approved by the Board from time to time, including the Bancorp’s 2015 Stock Option and Incentive Plan, and he will be entitled to customary fringe benefits and vacation leave. During the term of the Employment Agreement, the Bank will continue to pay the premiums on life insurance policies insuring Mr. Bochnowski providing for current benefits of approximately $781,000.

The Employment Agreement may be terminated by the Bank for “cause,” which is defined in the Employment Agreement as (i) the failure of Mr. Bochnowski to perform his duties under the Agreement (other than failure resulting from incapacity due to physical or mental illness), and the failure constitutes gross negligence or willful misconduct, after written demand from the Board; (ii) Mr. Bochnowski’s commission of an act of malfeasance, dishonesty, fraud, or breach of trust against the Bank or any of its affiliates, employees, customers, or vendors resulting or intended to result in his substantial gain or personal enrichment; or (iii) Mr. Bochnowski’s indictment, conviction, or plea of guilty or no contest to a felony or crime of moral turpitude. The Employment Agreement also will immediately terminate upon Mr. Bochnowski’s death or if he becomes disabled (as defined in the agreement). In addition, the Bank may terminate the agreement without cause upon 30 days prior written notice.

If the Employment Agreement terminates because Mr. Bochnowski is discharged for cause, or because of his resignation without “good reason” (as defined below), or in the event of his disability, the Bank will pay Mr. Bochnowski (i) his unpaid base salary through the date of termination; (ii) any unpaid bonus, incentive compensation, deferred compensation, and other cash compensation accrued as of the date of termination; and (iii) any unused vacation, expense reimbursements, and other cash entitlements due to him as of the date of termination (collectively, the “Accrued Obligations”). Such payments will be made in a lump sum in cash within 30 days after the date of termination, except that any bonus, deferred compensation, or incentive compensation will be paid in accordance with the terms of the relevant plan as applicable to Mr. Bochnowski.

If Mr. Bochnowski is discharged without cause, or resigns for “good reason,” or he resigns without good reason within one year after a change of control of the Bancorp or the Bank, or in the event of his death, then the Bank will pay Mr. Bochnowski, or his heirs or estate as the case may be, (i) the Accrued Obligations; (ii) a lump sum amount equal to 1.5 times his then-current base salary and most recent annual bonus; (iii) continuation for 18 months of welfare benefits and senior executive perquisites at least equal to those that would have been provided if he remained employed during that period; and (iv) the cost of outplacement services.

For purposes of the Employment Agreement, “good reason” is defined as any of the following, which has not been expressly consented to by Mr. Bochnowski in writing: (i) assignment of duties by the Board that are inconsistent with his position, authority, duties, or responsibilities as President and Chief Executive Officer, or any other action by the Bank which results in a substantial diminution of such position, authority, duties, or responsibilities; (ii) a reduction of 10% or more in his then current base salary, unless such reduction is required by law or regulation or is proportionate to a reduction in the base salary of all other executive officers of the Bank; (iii) any failure to re-nominate Mr. Bochnowski as a director of the Bancorp or the Bank, except in connection with or related to the termination of his employment or the expiration of the Employment Agreement; or (iv) any substantial failure by the Bank to comply with any of the provisions of the Employment Agreement; provided that, actions taken by the Board under clause (i) above by reason of Mr. Bochnowski’s inability to perform his responsibilities because of a physical or mental injury or disease will not be deemed “good reason;” provided, further, that, the expiration of the term of the Employment Agreement, or the provision of a notice of non-renewal of the term by either party will not constitute “good reason.”

The Employment Agreement provides that if Mr. Bochnowski’s employment terminates for any reason after a “change of control” (as defined in the agreement) of the Bancorp or the Bank, Mr. Bochnowski will receive the payments as described above, except that unless his benefits would thereby be reduced, the computations will be made by using his most recent annual bonus before the change of control, and the welfare benefits and senior executive benefits to be continued during the specified period will be provided based on those benefits in effect immediately prior to the change of control.

During a period of one year following his termination of employment, Mr. Bochnowski may not solicit or induce any employees or customers of the Bank to leave the Bank. In addition, Mr. Bochnowski is subject to confidentiality provisions protecting the Bancorp’s and Bank’s confidential business information from unauthorized disclosure.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the terms of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement between NorthWest Indiana Bancorp, Peoples Bank SB, and Benjamin J. Bochnowski dated August 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWest Indiana Bancorp
Date: August 4, 2017

	By:	/s/ Robert T. Lowry
Printed Name: Robert T. Lowry
Title: Executive Vice President, Chief Financial Officer and Treasurer